EXHIBIT 99.1
Directed Electronics Reports Record Second Quarter 2006 Results;
Raises 2006 Sales and Earnings Outlook; Announces Progress with FCC
•	Raises 2006 Net Sales Outlook to an Increase of 25% — 30%, and Earnings Outlook to $1.01 — $1.04 per Diluted Share

•	Second Quarter 2006 Net Sales Increase 40% to $77.7 Million

•	Second Quarter 2006 Net Income Increases 175% to $3.1 Million, or $0.12 per Diluted Share, Compared with GAAP Net Income of $1.1 Million or $0.06 per Diluted Share in the Second Quarter of 2005

•	Excluding Adjustments in the Prior Year, Second Quarter 2006 Net Income Increases 83% Compared to Pro Forma Net Income of $1.7 Million or $0.09 per Diluted Share in the Second Quarter of 2005
VISTA, CA — (PR Newswire) — August 14, 2006 — Directed Electronics, Inc. (Nasdaq: DEIX) today announced record sales and net income results for the quarter ended June 30, 2006. The Company also raised guidance for the full year of 2006.
Second Quarter Results
Net sales in the second quarter of 2006 were $77.7 million, an increase of 39.6% over the prior year second quarter net sales of $55.7 million. Gross sales of satellite radio products were $41.3 million, an increase of 162.3% over the prior year second quarter. Gross sales of security and entertainment products in the second quarter of 2006 were $38.0 million, compared with $41.1 million in the prior year second quarter.
Net income for the second quarter of 2006 increased 82.9% to $3.1 million, or $0.12 per diluted share, compared with pro forma net income available to common shareholders of $1.7 million, or $0.09 per diluted share in the prior year period. Net income for the second quarter of 2006 increased 175.0% over GAAP net income available to common shareholders of $1.1 million, or $0.06 per diluted share in the prior year period. The second quarter 2005 GAAP net income available to common shareholders included $0.2 million of management fees to a related party, $0.4 million of IPO related costs, and their related tax effects.
“We are pleased with our second quarter sales and earnings performance,” commented James E. Minarik, Directed’s President and Chief Executive Officer. “Our SIRIUS satellite radio products continued to experience outstanding growth, and our security and entertainment sales were essentially in line with our internal expectations, except for slightly lower than expected sales in our security products and a more significant decline in our mobile video sales which decreased from the prior year due to industry-wide softness in this category.”
“Looking forward, we remain confident in achieving our full year 2006 security and entertainment sales plan due to the full roll-out of our remote start value program (RSVP), our new Spread Spectrum Technology security and convenience products, as well as the continued rollout of Best Buy’s Magnolia stores in the back half of the year,” stated Mr. Minarik. “Combined with the new Sirius satellite radio products scheduled to launch later this summer, we anticipate a record 2006.”
Year-to-Date Results
Net sales for the first six months of 2006 were $152.0 million, an increase of 41.1% over the first six months of 2005 net sales of $107.7 million. Gross sales of satellite radio products were $77.5 million, an increase of 169.5% over the first six months of 2005. Gross sales of security and entertainment products for the first six months of 2006 were $77.2 million, compared with $81.7 million in the same period of the prior year.
Pro forma net income for the first six months of 2006 increased 107.0% to $6.6 million, or $0.26 per diluted share, compared with pro forma net income available to common shareholders of $3.2 million, or $0.17 per diluted share in the prior year period. GAAP net income for the first six months of 2006 increased 179.2% to $7.1 million, or $0.27 per diluted share, compared with GAAP net income available to common shareholders of $2.5 million, or $0.14 per diluted share, in the prior year period. The first six months of 2006 GAAP net income includes a one-time income tax benefit related to the revaluation of deferred tax assets and liabilities of $0.4 million. The first six months 2005 GAAP net income available to common shareholders included $0.4 million of management fees to a related party, $0.4 million of IPO costs, and the related tax effects.
Gross Profit and Operating Margins
For the second quarter of 2006, gross profit increased to $20.7 million, compared with $19.4 million in the prior year period. Gross margin for the second quarter of 2006 declined to 26.6% from 34.9% for the prior year period, due to the significant sales increase of satellite radio products, which have lower margins compared to security and entertainment products, which retained historical gross margin levels. For the first six months of 2006, gross profit increased 14.2% to $43.4 million, compared with $38.0 million in the prior year period.
For the second quarter of 2006, EBITDA (earnings before interest, taxes, depreciation and amortization) increased 12.3% to $9.8 million, or 12.6% of net sales, from $8.7 million, or 15.7% of net sales, in the prior year second quarter. Excluding the adjustments in the prior year period, second quarter of 2005 pro forma EBITDA was $9.3 million. For the first six months of 2006, EBITDA increased 16.9% to $20.4 million, or 13.4% of net sales, from $17.4 million, or 16.2% of net sales, in the prior year period. Excluding the adjustments in the prior year period, first half of 2005 pro forma EBITDA was $18.2 million.
Balance Sheet and Cash Flows
The Company had $15.6 million in cash as of June 30, 2006, and generated $14.4 million of cash provided by operating activities in the first half of 2006, compared to $6.6 million of cash used in operating activities in the prior year period. After repaying $6.1 million of debt during the first six months of 2006, the Company had total debt of $165.8 million as of June 30, 2006, resulting in total debt to proforma EBITDA, on a trailing twelve-month basis, of 2.8x, an improvement from 3.1x as of December 31, 2005.
“For the first half of 2006, we are very pleased with our cash flow from operations of $14.4 million, which is an increase of $21.0 million from the prior year period,” stated John D. Morberg, Directed’s Chief Financial Officer. “Directed has very favorable cash flow characteristics including minimal capital expenditures, a favorable cash tax shield, and a significant portion of customers who pay on a COD basis. These factors provide us with significant financial flexibility to continue to deliver strong growth, make opportunistic acquisitions, and pay down debt.”
FCC Update
As previously announced, on June 30, 2006, the Company received a letter from the Federal Communications Commission (FCC) stating that two SIRIUS receivers with FM transmitters distributed by the Company, the SIRIUS ST2 and SIRIUS S50-C, were not in compliance with certain FCC frequency or emission limits. The Company has responded to the FCC’s letter and provided the information requested.
“We are very pleased to announce that the FCC has now approved the modifications made to the SIRIUS ST2 (Starmate Replay) and has determined that it is now in compliance with FCC frequency and emission limits. Accordingly, we will recommence shipping the SIRIUS ST2 this week,” stated Mr. Minarik. “We also continue to ship the new SIRIUS Sportster 4 (SP4TK1), and have ramped up production to meet the strong demand for this new model.”
“We continue to cooperate with SIRIUS, our manufacturers and the FCC in their review of the SIRIUS S50, and we expect that any issues with this model will be resolved in the very near future,” continued Mr. Minarik. “We also remain on target to have available to consumers by the end of the summer, the new live personal satellite radio, SIRIUS Stiletto (SL100).”
Outlook for 2006
The Company’s guidance philosophy is to provide annual sales and earnings forecasts at the beginning of the year, and update its progress towards the achievement of this outlook during each quarter. The Company does not provide specific quarterly sales and earnings forecasts, which is consistent with the Company’s focus on long-term sales and earnings growth generation.
For the second time this year, the Company is raising its 2006 annual sales expectations and currently expects net sales to increase 25% to 30%, up from a previously forecasted low 20% range over 2005. The Company currently believes that it will achieve gross sales growth in security and entertainment products, in the mid-single digit range, and gross sales growth in satellite radio products in excess of 50%.

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The Company is raising its 2006 annual net earnings per diluted share expectations from a range of $1.00 — $1.03 to a range of $1.01 — $1.04, excluding the one-time income tax benefit in the first quarter of 2006. Reflected in this revised guidance are one-time legal fees expected to total approximately $1.0 million, net of tax effects, or $0.04 per diluted share, that the Company expects to incur during the last half of 2006, in defense of previously disclosed patent litigation. This guidance also reflects annual general and administrative expenses associated with being a public company of approximately $3.0 million, or $0.07 per diluted share, which were not incurred in 2005, as well as the Company’s current expectations regarding shipment of FCC-compliant satellite radio products.
Conference Call and Webcast
Directed Electronics will host a conference call and webcast to discuss its financial results today, August 14th, at 5:00 p.m. EDT. This call will be webcast live on the Investor Relations section of the Company’s website at www.directed.com and will be archived and available for replay approximately three hours after the live event. The audio replay will be available until midnight, August 28, 2006. The Company’s financial results are also available online at www.directed.com.
About Directed Electronics, Inc.
Directed Electronics is the largest designer and marketer of consumer branded vehicle security and convenience systems in the United States based on sales and a major supplier of home audio, mobile audio and video, and satellite radio products. As the sales leader in the vehicle security and convenience category, Directed offers a broad range of products, including security, remote start, hybrid systems, GPS tracking and navigation, and accessories, which are sold under its Viper(R), Clifford(R), Python(R), and other brand names. In the home audio market, Directed designs and markets award-winning Definitive Technology(R) and a/d/s/(R) premium loudspeakers. Directed’s mobile audio products include speakers, subwoofers, and amplifiers sold under its Orion(R), Precision Power(R), Directed Audio(R), a/d/s/(R), and Xtreme(R) brand names. Directed also markets a variety of mobile video systems under the Directed Video(R), Directed Mobile Media(R) and Automate(R) brand names. Directed also markets and sells certain SIRIUS-branded satellite radio products, with exclusive distribution rights for such products to Directed’s existing U.S. retailer customer base.
Forward-Looking Statements
Certain statements in this news release that are not historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “may,” “should,” “might,” “believe,” “expect,” “anticipate,” “estimate” and similar words, although some may be expressed differently. Forward-looking statements in this release include, but are not limited to, statements as to expected net sales, expected earnings per share, the effect of investments in the business as well as other efforts to improve business metrics and attributes, the effect of growth strategies, and the ability to achieve operational efficiencies. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results of Directed to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include competition in the consumer electronics industry, development of new products and changing demand of customers, reliance on certain key customers, adverse developments affecting SIRIUS Satellite Radio, challenge of the Company’s pricing and promotional practices, reliance on certain manufacturers and their ability to maintain satisfactory delivery schedules, disruption in supply chain, shortages of components and materials, disruption in imports, quality installation of products by customers, significant product returns or product liability claims, compliance with various state and local regulations, remediation of any internal control deficiencies and identified material weaknesses in internal control over financial reporting, risks with international operations, claims related to intellectual property, ability to service debt obligations, disruption in distribution centers, decline in consumer spending, , outcome of existing litigation, dependence on senior management, ability to realize on investments made in the business, and integration of acquired businesses,. Certain of these factors, as well as various additional factors, are discussed from time to time in the reports filed by Directed with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2005. Directed disclaims any intent or obligation to update these forward-looking statements.
Contacts:
John D. Morberg
Chief Financial Officer
Phone: (760) 598-6200
Kevin Duffy
Sr. Vice President — Strategy,
Corporate Development and Investor Relations
Phone: (760) 598-6200
John Mills/Allyson Pooley
Integrated Corporate Relations
Phone: (310) 954-1100

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DIRECTED ELECTRONICS, INC.
Consolidated Statements of Income
(unaudited, in thousands, except per share amounts)

	GAAP		Pro Forma
	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended
	6/30/2006	6/30/2005	6/30/2006	6/30/2005

Net product sales	$76,895	$54,959	$76,895	$54,959
Royalty and other revenue	783	697	783	697

Net Sales	77,678	55,656	77,678	55,656

Cost of sales	57,004	36,245	57,004	36,245

Gross profit	20,674	19,411	20,674	19,411

Operating expenses:
Selling, general and administrative	12,344	11,879	12,344	11,489
Management fee to related party	—	166	—	—

Total operating expenses	12,344	12,045	12,344	11,489

Income from operations	8,330	7,366	8,330	7,922

Other income (expense):
Interest expense, net	(3,291)	(5,052)	(3,291)	(5,052)

Income before provision for income taxes	5,039	2,314	5,039	2,870

Provision for income taxes	1,965	1,182	1,965	1,168

Net income	3,074	1,132	3,074	1,702

Net income attributable to participating securityholders	—	14	—	21

Net income available to common shareholders	$3,074	$1,118	$3,074	$1,681

Net income per common share:
Basic	$0.12	$0.06	$0.12	$0.09
Diluted	$0.12	$0.06	$0.12	$0.09

Weighted average number of shares:
Basic	25,748	18,583	25,748	18,583
Diluted	25,749	18,583	25,749	18,583
This earnings release includes information presented on a pro forma basis. These pro forma financial measures are considered “non-GAAP” financial measures within the meaning of SEC Regulation G. The Company believes that this presentation of pro forma results provides useful information to both management and investors by excluding specific revenue, costs and expenses that we believe are not indicative of core operating results. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles. The reconciliation set forth below is provided in accordance with Regulation G and reconciles the pro forma financial measure with the most directly comparable GAAP-based financial measure.
DIRECTED ELECTRONICS, INC.
Reconciliation of GAAP to Pro Forma Net Income Available to Common Shareholders
(unaudited, in thousands, except per share amounts)

	Quarter	Quarter
	Ended	Ended
	6/30/2006	6/30/2005
GAAP net income	$3,074	$1,132
Adjustments:
Management fee to related party	—	166
IPO related costs	—	390
Tax effects of adjustments	—	14

Pro forma net income	3,074	1,702
Pro forma net income attributable to participating securityholders	—	21

Pro forma net income available to common shareholders	$3,074	$1,681

GAAP net income per common share, diluted	$0.12	$0.06
Pro forma net income per common share, diluted	$0.12	$0.09

Diluted weighted average number of shares (GAAP and Pro forma)	25,749	18,583

DIRECTED ELECTRONICS, INC.
Reconciliation of GAAP Net Income to Pro Forma EBITDA (Note 1)
(unaudited, in thousands)

	GAAP		Pro Forma
	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended
	6/30/2006	6/30/2005	6/30/2006	6/30/2005
Net income	$3,074	$1,132	$3,074	$1,702
Adjustments:
Interest expense, net	3,291	5,052	3,291	5,052
Depreciation	431	347	431	347
Amortization	1,038	1,011	1,038	1,011
Taxes	1,965	1,182	1,965	1,168

EBITDA (Note 1)	$9,799	$8,724	$9,799	$9,280

DIRECTED ELECTRONICS, INC.
Itemization of Net Sales
(unaudited, in thousands)

	Quarter	Quarter
	Ended	Ended
	6/30/2006	6/30/2005
Gross Security and Entertainment Sales	$37,968	$41,142
Gross Satellite Radio Sales	41,253	15,728
Rebates and Discounts	(2,326)	(1,911)

Net Product Sales	76,895	54,959
Royalties and Other Revenue	783	697

Net Sales	$77,678	$55,656

Note 1: Pro forma EBITDA (earnings before interest, income taxes, depreciation, and amortization) is not a measure of financial performance under generally accepted accounting principles, or GAAP, but is used by some investors to determine a company’s ability to service or incur indebtedness. EBITDA is not calculated in the same manner by all companies and accordingly is not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA is not intended to represent and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP.

DIRECTED ELECTRONICS, INC.
Consolidated Statements of Income
(unaudited, in thousands, except per share amounts)

	GAAP		Pro Forma
	YTD	YTD	YTD	YTD
	6/30/2006	6/30/2005	6/30/2006	6/30/2005

Net product sales	$150,161	$106,298	$150,161	$106,298
Royalty and other revenue	1,818	1,423	1,818	1,423

Net Sales	151,979	107,721	151,979	107,721

Cost of sales	108,547	69,705	108,547	69,705

Gross profit	43,432	38,016	43,432	38,016

Operating expenses:
Selling, general and administrative	25,990	22,872	25,990	22,482
Management fee to related party	—	354	—	—

Total operating expenses	25,990	23,226	25,990	22,482

Income from operations	17,442	14,790	17,442	15,534

Other income (expense):
Interest expense, net	(6,566)	(10,062)	(6,566)	(10,062)

Income before provision for income taxes	10,876	4,728	10,876	5,472

Provision for income taxes	3,805	2,165	4,237	2,227

Net income	7,071	2,563	6,639	3,245

Net income attributable to participating securityholders	—	30	—	38

Net income available to common shareholders	$7,071	$2,533	$6,639	$3,207

Net income per common share:
Basic	$0.27	$0.14	$0.26	$0.17
Diluted	$0.27	$0.14	$0.26	$0.17

Weighted average number of shares:
Basic	25,750	18,583	25,750	18,583
Diluted	25,751	18,583	25,751	18,583
This earnings release includes information presented on a pro forma basis. These pro forma financial measures are considered “non-GAAP” financial measures within the meaning of SEC Regulation G. The Company believes that this presentation of pro forma results provides useful information to both management and investors by excluding specific revenue, costs and expenses that we believe are not indicative of core operating results. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles. The reconciliation set forth below is provided in accordance with Regulation G and reconciles the pro forma financial measure with the most directly comparable GAAP-based financial measure.
DIRECTED ELECTRONICS, INC.
Reconciliation of GAAP to Pro Forma Net Income Available to Common Shareholders
(unaudited, in thousands, except per share amounts)

	YTD	YTD
	6/30/2006	6/30/2005
GAAP net income	$7,071	$2,563
Adjustments:
Management fee to related party	—	354
IPO related costs	—	390
Tax effects of adjustments	—	(62)
Revaluation of deferred tax assets and liabilities	(432)	—

Pro forma net income	6,639	3,245
Pro forma net income attributable to participating securityholders	—	38

Pro forma net income available to common shareholders	$6,639	$3,207

GAAP net income per common share, diluted	$0.27	$0.14
Pro forma net income per common share, diluted	$0.26	$0.17

Diluted weighted average number of shares (GAAP and Pro forma)	25,751	18,583

DIRECTED ELECTRONICS, INC.
Reconciliation of GAAP Net Income to Pro Forma EBITDA (Note 1)
(unaudited, in thousands)

	GAAP		Pro Forma
	YTD	YTD	YTD	YTD
	6/30/2006	6/30/2005	6/30/2006	6/30/2005
Net income	$7,071	$2,563	$6,639	$3,245
Adjustments:
Interest expense, net	6,566	10,062	6,566	10,062
Depreciation	886	630	886	630
Amortization	2,052	2,021	2,052	2,021
Taxes	3,805	2,165	4,237	2,227

EBITDA (Note 1)	$20,380	$17,441	$20,380	$18,185

DIRECTED ELECTRONICS, INC.
Itemization of Net Sales
(unaudited, in thousands)

	YTD	YTD
	6/30/2006	6/30/2005
Gross Security and Entertainment Sales	$77,202	$81,662
Gross Satellite Radio Sales	77,530	28,773
Rebates and Discounts	(4,571)	(4,137)

Net Product Sales	150,161	106,298
Royalties and Other Revenue	1,818	1,423

Net Sales	$151,979	$107,721

Note 1: Pro forma EBITDA (earnings before interest, income taxes, depreciation, and amortization) is not a measure of financial performance under generally accepted accounting principles, or GAAP, but is used by some investors to determine a company’s ability to service or incur indebtedness. EBITDA is not calculated in the same manner by all companies and accordingly is not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA is not intended to represent and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP.

DIRECTED ELECTRONICS, INC.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS

Cash and cash equivalents	$15,638	$12,167
Accounts receivable, net	46,108	100,140
Inventories	58,823	43,324
Other current assets	14,937	16,597

Total current assets	135,506	172,228

Property and equipment, net	4,859	4,649
Goodwill and intangible assets, net	189,082	188,053
Other assets	5,044	5,690

	$334,491	$370,620

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable	$34,291	$54,520
Accrued expenses	13,055	31,037
Current portion of notes payable	1,699	1,699

Total current liabilities	49,045	87,256

Revolving loan	—	5,200
Senior notes, less current portion	164,061	164,911
Other liabilities	14,585	13,730

Total liabilities	227,691	271,097

Shareholders’ equity	106,800	99,523

	$334,491	$370,620